UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2017

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06.    Material Impairments
In connection with the notice of termination from Philips Healthcare (“Philips”) described below in Item 8.01, the management of Digirad Corporation (“Digirad” or the “Company”) is conducting an impairment review under applicable accounting rules to determine whether, and to what extent, this change creates any impairment.  We currently cannot make a reasonable estimate of any potential impairment under this event.
Item 8.01.    Other Events

On September 28, 2017, DMS Health Technologies (“DMS”), a wholly-owned indirect subsidiary of the Company, received a notice of termination from Philips notifying DMS that the Consolidated Agreement, dated April 1, 2014, as amended on June 9, 2015, between Philips and DMS (as amended, the “Consolidated Agreement”) and the Remote Inside Sales Services Agreement dated March 23, 2016 (the “Remote Services Agreement”), will be terminated upon the normal close of business on December 31, 2017 ("Termination Date").

The Company’s relationship with Philips enabled it to provide contract sales services for larger imaging systems, patient monitoring systems, and other select Philips products, as well as installation and certain post warranty service contracts within a defined customer class and region in the upper Midwest region of the United States. Subsequent to the Termination Date, the Company will no longer provide contract sales services, or installation of imaging systems on behalf of Philips. Further, for any warranty active and outstanding prior to the Termination Date, the Company will continue to provide warranty services through the term of the warranty period but will not provide warranty services for any newly initiated warranty contracts subsequent to the Termination Date. This termination does not affect any post warranty service contracts currently serviced by the Company.

After the Termination Date, the Company will not be considered a Philips Original Equipment Manufacturer service provider pursuant to the Consolidated Agreement and Remote Services Agreement. As such, the Company will be free to sell and service contracts for any manufacturing entity, customer type, or geographical location, all of which were limited under the Consolidated Agreement and Remote Services Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    October 4, 2017